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                                   EXHIBIT 15



                                          September 20, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Commissioners:

We are aware that our reports dated April 22, 2002 and July 23, 2002 on our reviews of the interim financial information of Unit Corporation for the three month period ended March 31, 2002 and the three and six month periods ended June 30, 2002 and included in the Company's Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated September 20, 2002.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP